Exhibit 99.1

Advent Software Reports Third Quarter Results

Company Reports Net Revenues of $45.9 Million, Cash Flow from Operations $10.3 Million

SAN FRANCISCO – October 24, 2006 – Advent Software, Inc. (NASDAQ: ADVS) today announced its financial results for the third quarter ended September 30, 2006.

RESULTS
The Company reported total net revenues for the third quarter of 2006 of $45.9 million, compared with $44.4 million in the second quarter of 2006, and $42.8 million in the same quarter last year.

Total expenses, including cost of revenues for the third quarter of 2006 were $45.5 million, compared with $43.9 million in the second quarter of 2006, and $37.8 million in the same quarter last year. Expenses for the third quarter included $1.1 million relating to the 2006 Advent Client Conference.

Net income for the third quarter of 2006 was $952,000, compared with $1.6 million in the second quarter of 2006. In the third quarter of 2005, the Company reported net income of $5.8 million. Diluted earnings per share in the third quarter of 2006 was $0.03, compared to $0.05 in the previous quarter. Diluted earnings per share in the third quarter of 2005 was $0.18.

Total expenses, net income and diluted earnings per share for the second and third quarters of 2006 include stock-based employee compensation of $3.5 million and $3.4 million respectively, due to the implementation of SFAS 123(R) effective January 1, 2006.  Total expenses, net income and diluted earnings per share for the third quarter of 2005 do not include any stock-based employee compensation expense.

Cash, cash equivalents and short-term investments totaled $60.9 million as of September 30, 2006. This compares to $97.2 million at June 30, 2006. Under the terms of the Board-authorized stock repurchase programs announced on April 27 and July 26, 2006, Advent repurchased the 1.3 million shares of the Company’s common stock in the third quarter, for a total outlay of $41.4 million. Cash flow from operations in the third quarter was approximately $10.3 million, compared with $12.1 million in the second quarter and $11.0 million in the third quarter of 2005.

“We saw strong demand for Advent’s products this quarter as evidenced by continued strong new client bookings,” said Stephanie DiMarco, Chief Executive Officer.   “To keep pace with this demand and ensure a great client experience we’re accelerating hiring for both Advent’s client services and consulting groups.”

THIRD QUARTER HIGHLIGHTS

•                  Largest and Most Successful Advent Client Conference Ever: Nearly 1,000 participants attended the conference, traveling from 42 states and 15 countries.  The conference was held in Washington, D.C. in September and included our first Annual Analyst and Investor Event.

•                  Expanding Customer Relationships:  Advent signed 80 customer agreements in the third quarter and saw strong demand for its newest platform solution, Advent Portfolio Exchange®, with 13 clients choosing the solution to manage their investment operations needs. The Company also licensed Geneva®, Advent’s premier global investment accounting and portfolio management software, to 8 new customers, representing firms from the hedge fund, prime broker and fund administrator market segments.

•                  JPMorgan: Advent announced that JPMorgan has selected Geneva® as the fund accounting platform for its JPMorgan Hedge Fund Services business that provides outsourced middle-office and fund administration services to the hedge fund community.

•                  Continuing Momentum in the Transition to Term Licensing:  Demonstrating both the success of the Company’s transition to term licenses and continued acceptance of Advent’s products in the market, Advent signed new term contract bookings in the third quarter totaling $10.6 million with an average term of 2.9 years.   Advent’s license revenue in the quarter from term contracts as a percentage of total license revenue was 59% as compared with 27% a year earlier.

GUIDANCE
Advent issued the following guidance for the fourth quarter and fiscal 2006 and revenue growth in fiscal 2007:

•                  Revenues in the fourth quarter are projected to be in the range of $48 million to $50 million, which narrows full year guidance to $182-$184 million;

•                  Expenses in the fourth quarter are projected to be in the range of $46 million to $48 million;

•                  In addition, the Company projects a restructuring charge in the fourth quarter of approximately $3 million as a result of moving to its new San Francisco headquarters in late October;

•                  Diluted weighted average shares outstanding will increase by roughly 0.5 percent in the fourth quarter from the third quarter level of 29.4 million shares, excluding the impact of any share repurchases;

•                  Revenue growth for 2007 is projected to be in the range of 13% to 15%.

INVESTOR CALL
Advent Software, Inc. will host its Q3 2006 quarterly earnings conference call at 5:00 p.m. Eastern time today. To participate via phone, please dial 888-812-3873 and request conference ID #8632944. If you are unable to listen to the call at this time, a replay will be available through midnight, October 31, 2006, by calling 800-642-1687 and referencing conference ID #8632944. The conference call will also be web-cast live, then archived on the Investor Relations page of www.advent.com.

ABOUT ADVENT
Advent Software, Inc. (www.advent.com), a multi-national firm, has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in over 60 countries using Advent technology manage investments totaling more than US $12 trillion. Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

FORWARD-LOOKING STATEMENTS
The forward-looking statements included in this press release, including financial guidance for the fourth quarter and fiscal 2006, and for revenue growth in fiscal 2007, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties that could cause actual results to differ materially from our expectations and guidance. These risks and uncertainties include potential fluctuations in results and future growth rates, changes in the length of our sales and implementation cycles, the successful development and market acceptance of new products and product enhancements, the impact of initiatives by competitors, continued uncertainties and fluctuations in the financial markets, and other risks detailed in Advent’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, as amended, copies of which may be obtained by contacting Advent Software at 415-645-1787, or by visiting Advent’s Investor Relations website at www.advent.com. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Condensed Consolidated Balance Sheets and Statements of Operations (PDF)

Contacts:

Graham Smith - Chief Financial Officer
Advent Software
301 Brannan Street
San Francisco  CA  94107
(415) 543-7696

Heidi Flaherty – Investor Relations
(415) 645-1145

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30	December 31
	2006	2005
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$60,850	$163,432
Accounts receivable, net	33,930	33,507
Prepaid expenses and other	15,177	12,403

Total current assets	109,957	209,342
Property and equipment, net	25,225	16,009
Goodwill	96,784	94,335
Other intangibles, net	5,929	8,758
Other assets, net	12,578	12,131

Total assets	$250,473	$340,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,242	$3,945
Accrued liabilities	17,494	20,637
Deferred revenues	72,442	64,839
Income taxes payable	683	2,801

Total current liabilities	95,861	92,222
Deferred income taxes	416	1,122
Other long-term liabilities	9,784	5,252

Total liabilities	106,061	98,596

Stockholders’ equity:
Common stock	276	311
Additional paid-in capital	308,383	331,530
Accumulated deficit	(173,417)	(95,828)
Accumulated other comprehensive income	9,170	5,966

Total stockholders’ equity	144,412	241,979

Total liabilities and stockholders’ equity	$250,473	$340,575

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Net revenues:
License and development fees	$8,610	$9,169	$26,589	$28,343
Maintenance and other recurring	32,535	27,771	94,121	79,030
Professional services and other	4,732	5,836	13,183	15,719

Total net revenues	45,877	42,776	133,893	123,092

Cost of revenues (1):
License and development fees	356	328	1,141	968
Maintenance and other recurring	7,740	7,314	23,680	21,951
Professional services and other	6,894	4,249	16,967	12,729
Amortization of developed technology	251	641	909	1,869

Total cost of revenues	15,241	12,532	42,697	37,517

Gross margin	30,636	30,244	91,196	85,575

Operating expenses (1):
Sales and marketing	12,115	9,453	36,466	29,990
Product development	8,849	6,800	25,599	22,567
General and administrative	8,262	7,947	23,911	24,108
Amortization of other intangibles	1,028	997	3,027	3,064
Restructuring charges	54	116	320	1,719

Total operating expenses	30,308	25,313	89,323	81,448

Income from operations	328	4,931	1,873	4,127
Interest income and other, net	656	977	3,054	6,586

Income before income taxes	984	5,908	4,927	10,713
Provision for (benefit from) income taxes	32	62	(1,030)	192

Net income	$952	$5,846	$5,957	$10,521

Net income per share:
Basic	$0.03	$0.19	$0.20	$0.34
Diluted	$0.03	$0.18	$0.19	$0.33

Weighted average shares used to compute net income per share:
Basic	27,937	30,602	29,491	31,047
Diluted	29,448	32,301	30,882	32,091

(1) Includes stock-based employee compensation expense as follows:

Cost of license and development fee revenues	$2	$—	$7	$—
Cost of maintenance and other recurring revenues	198	—	722	—
Cost of professional services and other revenues	172	—	593	—
Total cost of revenues	372	—	1,322	—

Sales and marketing	1,291	—	3,676	—
Product development	692	—	2,217	—
General and administrative	1,093	—	2,882	—
Total operating expenses	3,076	—	8,775	—

Total stock-based employee compensation expense	$3,448	$—	$10,097	$—